UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 20, 2026

CREDIT ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

Michigan		000-20202	38-1999511
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

25505 West Twelve Mile Road
Southfield,	Michigan		48034-8339
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:   (248) 353-2700

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CACC	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2026, each of Arthur L. Smith, Chief Analytics Officer of Credit Acceptance Corporation (referred to as the “Company,” “Credit Acceptance,” “we,” “our” or “us”), and Daniel A. Ulatowski, Chief Sales Officer of the Company, informed the Company of his decision to retire as an officer and employee of the Company effective February 1, 2026. The Company expects that each of Mr. Smith and Mr. Ulatowski will serve in a consulting capacity as a non-employee advisor to the Company following his retirement date until July 31, 2026.

In connection with Mr. Smith’s retirement, the Company and Mr. Smith are expected to enter into a separation and advisory agreement pursuant to which, subject to his execution and non-revocation of a general release of claims, Mr. Smith will receive a monthly consulting fee of $66,758.01 for his services during the advisory services period. As a result of Mr. Smith’s retirement, which will constitute a retirement for purposes of his outstanding stock options in accordance with the terms of the Company’s Amended and Restated Incentive Compensation Plan and his stock option agreement, his stock options will remain exercisable through the applicable expiration date (December 30, 2026).

In connection with Mr. Ulatowski’s retirement, the Company and Mr. Ulatowski are expected to enter into a separation and advisory agreement pursuant to which, subject to his execution and non-revocation of a general release of claims, Mr. Ulatowski will receive a monthly consulting fee of $64,166.67 for his services during the advisory services period. As a result of Mr. Ulatowski’s retirement, which will constitute a retirement for purposes of his outstanding stock options in accordance with the terms of the Company’s Amended and Restated Incentive Compensation Plan and his stock option agreement, his stock options will remain exercisable through the applicable expiration date (December 30, 2026).

Forward-Looking Statements

We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all of our forward-looking statements. Statements in this report that are not historical facts, such as those using terms like “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “assume,” “forecast,” “estimate,” “intend,” “plan,” “target,” or similar expressions, and those regarding our future results, plans, and objectives, are “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements represent our outlook only as of the date of this report. Actual results could differ materially from these forward-looking statements since the statements are based on our current expectations, which are subject to risks and uncertainties. Factors that might cause such a difference include, but are not limited to, the factors set forth in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (the “SEC”) on February 12, 2025, and Item 1A in Part II of our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, filed with the SEC on October 30, 2025, and other risk factors discussed or listed from time to time in our reports filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION

Date: January 26, 2026	By:	/s/ Jay D. Martin
Jay D. Martin
Chief Financial Officer